                                                                 Exhibit (j)(14)

AGENT ACKNOWLEDGMENT:


-------------------------------------   ----------------------------------------
Craig L. DeSanto                        Catherine A. Marrion


/s/ Thomas F. English
-------------------------------------   ----------------------------------------
Thomas F. English                       Nicholas E. Pasyanos


-------------------------------------   ----------------------------------------
Robert J. Hebron                        Linda M. Reimer

                                 ACKNOWLEDGMENT

State of New York  )
                   ) SS:
County of New York )


     On this, the 5th day of April, 2010, before me a notary public, the undersigned officer, personally appeared Thomas F. English, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained.




                                        /s/ Anesta V. Robinson
                                        ----------------------------------------
                                        Notary Public